UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2005


                        INTERNATIONAL DISPLAYWORKS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       0-27002                94-3333649
           --------                       -------                ----------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)


                           599 Menlo Drive, Suite 200,
                            Rocklin, California 95765
                            -------------------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 415-0864
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act  (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement

     On March 30, 2005, International DisplayWorks, Inc. (the "Company") entered into a definitive Purchase Agreement with Three-Five Systems, Inc. ("TFS") and its wholly owned subsidiaries for the purchase of all outstanding capital stock of TFS' subsidiary Three-Five Systems Beijing (the "Agreement"). Under the terms of the Agreement, the Company will purchase all outstanding capital stock of Three-Five Systems Beijing and certain other manufacturing equipment for $8-million in cash and the assumption of $2.4M in debt, as well as an earn-out provision if certain revenue targets are met during the first year. The earn-outs carry two separate and distinct provisions, and if met will be paid in IDW common stock valued at the time of issuance. The first earn-out is predicated upon TFT cell phone display revenues from a specified customer during the first twelve months and the second is based upon a combination of TFT and STN displays during the same period. There are minimum revenue requirements for each of the earnouts, the total minimum of which equals $84 million.The Company is not acquiring any accounts payable, accounts receivable, or any accrued liabilities - all of which will be netted at the closing, and may pay TFS for any inventory used in the manufacture of displays after the first $2-million in inventory. The accounting records reflect approximately $5 million in existing inventory, but there is no obligation for the Company to pay TFS for such inventory above the $2-million in credit the Company receives unless and until such inventory is actually used. The obligation to pay for such inventory will expire one year from the closing of the acquisition. There are no assurances that there will be excess inventory value that will be paid to TFS, and there are no assurances that the earn-out thresholds in revenue will be met. Any amounts to be paid pursuant to the earn-out will be paid through issuance of IDW common stock based on the trailing five day closing average for such common stock prior to March 31, 2006.

     Three-Five Systems Beijing is a wholly foreign owned enterprise located in Beijing, and has a long term lease and owns the building in which it manufactures TFT and CSTN displays. Under the approval and registration requirements in the People's Republic of China and the 1997 regulations concerning changes of interest of investors in foreign invested enterprises ("Transfer Regulations"), TFS will submit the required application and paperwork for approval of the transfer, and the parties will close the transaction and pay the purchase price upon submission of the application for approval and transfer, which is expected to occur within 10 days from entering into the Agreement.

     For more information, see the press release attached as Exhibit 99 and the Agreement attached as Exhibit 10.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01 Financial Statements and Exhibits.

         Exhibit No.          Exhibit Description
         -----------          -------------------
         10                   Purchase Agreement dated March 30, 2005.

         99 Press release dated March 30, 2005, titled "International DisplayWorks Announces Agreement to Acquire Three-Five System's Beijing Display Manufacturing Facilities and Business"

         99 Press release dated March 30, 2005, titled "International DisplayWorks Announces Conference Call to Discuss Its Agreement to Purchase Three-Five Systems Beijing (TFS Beijing)"


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INTERNATIONAL DISPLAYWORKS, INC.,
                                               a Delaware corporation


Dated:  March 30, 2005                         /s/ Alan M. Lefko
                                               ---------------------------------
                                               Alan M. Lefko,
                                               Vice President Finance